                                                                    EXHIBIT 11
                                                                   PAGE 1 OF 2

            ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                                Three Months Ended            Nine Months Ended
                                                   September 30,                September 30,
                                             --------------------------   --------------------------
                                                1995          1996           1995          1996
                                             -----------   ------------   -----------   ------------
                                                            (RESTATED)                   (RESTATED)
INCOME DATA:
  Net loss.................................  $  (360)      $(26,518)      $(4,387)      $(56,293)
  Preferred stock dividends................     (301)          (301)         (903)          (903)
                                             -------       --------       -------        -------
  Net loss attributable to common shares...  $  (661)      $(26,819)      $(5,290)      $(57,196)
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------
COMMON AND COMMON EQUIVALENT SHARES:
  Weighted average common shares ..........   37,544         40,456        34,965         40,455
  Equivalent common shares from warrants...       -- (a)         -- (a)        -- (a)         -- (a)
  Equivalent common shares from
   stock options...........................       -- (a)         -- (a)        -- (a)         -- (a)
                                             -------       --------       -------        -------
  Common and common equivalent shares......   37,544         40,456        34,965         40,455
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------
EARNINGS PER COMMON SHARE:
  Net loss per common and common
   equivalent shares.......................  $  (.02)     $    (.66)      $  (.15)      $  (1.41)
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------

(a)   Excludes common stock equivalents which are antidilutive.

                                                                    EXHIBIT 11
                                                                   PAGE 2 OF 2

           ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                                Three Months Ended            Nine Months Ended
                                                   September 30,                September 30,
                                             --------------------------   --------------------------
                                                1995          1996           1995          1996
                                             -----------   ------------   -----------   ------------
                                                            (RESTATED)                   (RESTATED)
INCOME DATA:
  Net loss attributable to common shares...  $  (661)      $(26,819)      $(5,290)      $(57,196)
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------
COMMON AND COMMON EQUIVALENT SHARES:
  Weighted average common shares...........   37,544         40,456        34,965         40,455
  Equivalent common shares from warrants...       -- (a)         -- (a)        -- (a)         -- (a)
  Equivalent common shares from
   stock options...........................       -- (a)         -- (a)        -- (a)         -- (a)
  Weighted average common shares from
   conversion of preferred stock...........       -- (a)         -- (a)        -- (a)         -- (a)
                                             -------       --------       -------        -------
  Common and common equivalent shares......   37,544         40,456        34,965         40,455
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------
EARNINGS PER COMMON SHARE:
  Net loss per common and common
   equivalent shares.......................  $  (.02)      $   (.66)      $  (.15)       $ (1.41)
                                             -------       --------       -------        -------
                                             -------       --------       -------        -------

(a) Excludes common stock equivalents and convertible preferred stock which are antidilutive.